Exhibit 2

THE MERGER AGREEMENT, WITHOUT EXHIBITS, IS FILED AS APPENDIX A TO THE PROXY STATEMENT-PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT

                                                        EXHIBIT C-1 to EXHIBIT 2




                       Name of Affiliate:________________


Summit Bancorp.
301 Carnegie Center
P.O. Box 2066
Princeton, New Jersey 08543

Gentlemen:

This letter agreement is being entered into pursuant to the terms of the Agreement and Plan of Merger, dated August __, 1998 (the "Merger Agreement"), between Summit Bancorp. ("Summit") and New Canaan Bank and Trust Company ("New Canaan"), which provides, among other things, for the merger of New Canaan with and into Summit (the "Merger") or a subsidiary of Summit and the conversion at the Exchange Ratio provided for in the Merger Agreement of shares of the common stock, par value $.01 per share, of New Canaan ("New Canaan Common Stock") outstanding at the Effective Time (as defined in the Merger Agreement) held in the aggregate by each New Canaan Shareholder into whole shares of the Common Stock, par value $.80 per share, of Summit (the "Summit Common Stock") and cash in lieu of a fractional share of Summit Common Stock.

         Shares of New Canaan Common Stock owned on the date hereof or at any time hereafter solely, jointly or in a custodial or other representative capacity by me, by a minor child of mine, by a relative sharing the same household as me, or by an entity (for example, trusts, estates, partnerships, corporations, charitable organizations, foundations) I control, whether such shares are owned directly (of record) or indirectly (through a bank, broker or other nominee), and any other shares of New Canaan Common Stock over which I or such other persons or entities hold investment or voting powers, either alone or with others, are referred to collectively herein as the "New Canaan Shares". Shares of Summit Common Stock to be received in exchange for the New Canaan Shares are referred to collectively herein as the "Summit Shares".

         I have been advised that, in the opinion of counsel, I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of New Canaan, an "affiliate" of New Canaan as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") and that the Merger Agreement requires that persons so characterized make the representations, warranties, covenants and agreements set forth below as a condition to Summit closing the Merger.

         Capitalized terms used herein but not specifically defined herein shall have the meaning ascribed to them in the Merger Agreement.

         In consideration of the premises, I represent, warrant, covenant and agree as follows:

         A. I will not make or permit any sale, transfer or other disposition of the Summit Shares, or make or permit any offer to sell, transfer or otherwise dispose of the Summit Shares, in violation of the Act or the Rules and Regulations.

         B. I have been advised that the issuance of the Summit Shares pursuant to the Merger has been or will be registered with the SEC pursuant to a registration statement under the Act. However, I have also been advised that a distribution of the Summit Shares has not been registered under the Act and that, because I may be deemed to be, at the time the Merger is submitted for a vote of the shareholders of New Canaan, an "affiliate" of New Canaan, I may not make or permit any sale, transfer or other disposition of any of such Summit Shares unless and until (i) an offer and sale of such Summit Shares has been registered under the Act, (ii) such disposition of such Summit Shares is made in conformity with Rule 145 under the Act, or (iii) an exemption from registration, in the written opinion of counsel acceptable to Summit, is available with respect to such disposition of such Summit Shares. In the event of a transfer of Summit Shares permitted by this Agreement, I agree that I will obtain, and deliver to you a copy of, an agreement substantially similar to this agreement from each transferee of the Summit Shares who, in the written opinion of counsel acceptable to Summit, may not under the Act dispose of the Summit Shares so transferred without registration under the Act.

         C. I understand that Summit is under no obligation to register the sale, transfer or other disposition of the Summit Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

         D. I understand that stop transfer instructions may be given to Summit's transfer agent with respect to the Summit Shares and that there may be placed on the certificates for such Summit Shares, or any substitutions therefor, a legend stating in substance:

               The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may not be sold, transferred, or otherwise disposed of unless pursuant to (i) an effective registration statement under the Securities Act of 1933, (ii) Rule 145 or (iii) an exemption from registration under the said Act which is available in the opinion of counsel acceptable to Summit Bancorp.

           The legend set forth above and any similar legend placed on any share certificate issued upon the transfer of any of the Summit Shares will be removed by delivery of substitute certificates without such legend if the undersigned, or any person who acquired, directly or indirectly, such Summit Shares, shall have delivered to Summit a copy of a letter from the staff of the SEC, or a written opinion of counsel acceptable to Summit, to the effect that the restrictions on sale, transfer or other disposition referred to in this letter are no longer necessary under the Act or otherwise in order to effect such sale, transfer or other disposition pursuant to law.

           E. I will vote all of the New Canaan Shares I now own of record or have voting control with respect to or hereafter acquire, in favor of the Merger at the meeting of shareholders of New

Canaan to be called for the purpose of approving the Merger (the "Meeting"). In addition, I will not vote any of my New Canaan Shares in favor of any other merger or sale of all or substantially all the assets of New Canaan to any person other than Summit or its affiliates until the termination of the Merger Agreement or abandonment of the Merger by the mutual agreement of New Canaan and Summit, whichever comes first, nor will I transfer my New Canaan Shares unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this agreement and satisfactory to Summit.

           F. By reason of my knowledge and experience in financial and business matters and in my capacity as a director and/or executive officer of a financial institution, I believe myself capable of evaluating the merits and risks of the potential investment in Summit Common Stock contemplated by the Merger
Agreement. I further acknowledge having reviewed the Merger Agreement and its attachments and that reports, proxy statements and other information with respect to Summit filed with the Securities and Exchange Commission (the "Commission") were, prior to my execution of this agreement, available for inspection and copying at the Offices of the Commission and that Summit delivered the following such documents to New Canaan:

         (a) Summit's Annual Report on Form 10-K for the year ended December 31, 1997; and
         (b) Summit's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

           G. Summit agrees, by accepting this letter, (a) that for a period of two years after the Effective Time (or such shorter period as may be permitted by amendments to Rule 145) and thereafter until three months after I have ceased to be an affiliate of Summit and so long as Summit has equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, Summit will make available with respect to itself "adequate current public information" as defined in paragraph (c) of Rule 144 of the Rules and Regulations under the Act.

           I have carefully read this letter and, to the extent I felt necessary, discussed with my counsel the requirements of this letter and its impact upon the ability to dispose of the New Canaan Shares and the Summit Shares.


Accepted this      day of  _____________, 199__                Very truly yours,
by Summit Bancorp.


                                                      --------------------------
By:                                                   Signature
   -----------------------------

Name:
     ----------------------------                     --------------------------

Title:                                                --------------------------
      ---------------------------                     Printed Name
                                                      Dated as of ________, 199_